Sub-Item 77C

Submission of matters to a vote of security holders is incorporated by reference to Form Type N-30D filed by Registrant on August 20, 2001 (Accession No. 0000950156-01-500316) and to Form Type N-30D filed by Registrant on August 22, 2001 (Accession No. 0000950156-01-500319).